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Recently  we  sent  you  proxy  materials   regarding  the  Special  Meeting  of
Shareholders. Our records indicate that we have not received your important vote. We urge you to act promptly in order to allow us to obtain a sufficient number of votes to hold the Meeting and avoid the possibility of an additional adjournment.

                                EVERY VOTE COUNTS

You may think your vote is not important, but your participation is critical to hold the meeting, so please vote immediately. Any additional solicitations are costly and time-consuming. We urge you to vote your proxy now. You and all other shareholders will benefit from your cooperation.


AFTER CAREFUL REVIEW, THE BOARD OF TRUSTEES HAS UNANIMOUSLY RECOMMENDED A VOTE "FOR" THE PROPOSAL DETAILED IN YOUR PROXY STATEMENT.

                                 1-877-256-6082


  Please  vote now to be        RYDEX INVESTMENTS has made it very easy for you
     sure your vote is          to vote. CHOOSE ONE OF THE FOLLOWING METHODS:
received  in time for the
    JANUARY 31, 2008
    ----------------            o    SPEAK to a live Proxy Specialist by calling
   SPECIAL MEETING OF                the number above. We can answer any of your
   ------------------                questions and record your vote. (Open: M-F
     SHAREHOLDERS.                   9:30am - 9pm, Sat 10am - 6pm ET)
     -------------
       Thank you                o    LOG ON to the website noted on your proxy
for your participation               card and enter your control number printed
                                     and the card, and vote by following the
                                     on-screen prompts.

                                o CALL the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

                                o    MAIL in your signed proxy card in the
                                     envelope provided.



                        VOTING TAKES ONLY A FEW MINUTES.
                        --------------------------------
                               PLEASE VOTE TODAY.
                               ------------------